As filed with the Securities and Exchange Commission on July 20, 2017
 Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AZURRX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	46-4993860
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

760 Parkside Avenue
Downstate Biotechnology Incubator, Suite 304
Brooklyn, New York 11226
(646) 699-7855
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Johan M. (Thijs) Spoor, President and Chief Executive Officer
AzurRx BioPharma, Inc.
760 Parkside Avenue
Downstate Biotechnology Incubator, Suite 304
Brooklyn, New York 11226
(646) 699-7855
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications to:

Johan M. (Thijs) Spoor President and Chief Executive Officer AzurRx BioPharma, Inc. 760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York 11226 (646) 699-7855

Daniel W. Rumsey, Esq. Jessica R. Sudweeks, Esq. Disclosure Law Group, a Professional Corporation 600 West Broadway, Suite 700 San Diego, California 92101 Tel: (619) 272-7050 Fax: (619) 330-2101

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [X]
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. [  ]

___________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common stock, par value $0.0001 per share	5,895,535	(2)	$19,278,399	(3)	$2,234.37

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)
Represents (i) 1,542,858 shares of common stock currently outstanding and held by the selling stockholders identified herein, (ii) 3,979,710 shares of common stock issuable upon exercise of common stock purchase warrants currently held by the selling stockholders identified herein, (iii) 289,257 shares of common stock issuable upon conversion of an outstanding debenture, and (iv) 83,710 shares of common stock issuable upon exercise of common stock purchase warrants by the placement agent identified herein. Pursuant to Rule 416 under the Securities Act, there is also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(3)
Pursuant to Rule 457(o) under the Securities Act, calculated on the basis of the average high and low prices per share of the registrant’s common stock reported on The NASDAQ Capital Market on July 18, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 20, 2017

5,895,535 Shares
Common Stock

This prospectus relates to the sale of up to 5,895,535 shares of our common stock by the selling stockholders identified in this prospectus, which amount includes 289,257 shares that may be issued upon conversion of an outstanding 12% Senior Secured Original Issue Discount Convertible Debenture, 4,063,420 shares that may be issued upon exercise of common stock purchase warrants currently held by the selling stockholders identified herein, and 164,256 shares issuable upon exercise of a common stock purchase warrant currently held in escrow on behalf of Lincoln Park Capital Fund, LLC (“LPC”). The warrant held in escrow will be delivered to LPC upon satisfaction of certain conditions described in this prospectus. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are registering the shares to provide the selling stockholders with freely tradable securities. This prospectus does not necessarily mean that the selling stockholders will offer or sell those shares. Up to 4,490,425 shares may be sold from time to time after the effectiveness of the registration statement, of which this prospectus forms a part, and up to 1,405,110 shares may be sold from time to time, beginning on December 2, 2017, which is the date certain warrants become exercisable, or, in the case of the warrant currently held in escrow on behalf of LPC, when the conditions for issuance have been satisfied. See “Description of Private Placement” on page 6 below for more information.

We will not receive proceeds from the sale of the shares by the selling stockholders. However, we may receive proceeds of up to approximately $21.75 million from the exercise of the common stock purchase warrants by the selling stockholders, once the registration statement, of which this prospectus is a part, is declared effective. We will pay the expenses of registering these shares, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder.

Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “AZRX.” On July 20, 2017, the last reported sale price per share of our common stock was $3.40 per share.

You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017

This prospectus is part of a registration statement on Form S-1 that we filed with the United States Securities and Exchange Commission (the “SEC”). Under this registration statement, the selling stockholders may offer and resell up to 5,895,535 shares of our common stock, which includes 289,257 shares that may be issued upon conversion of an outstanding 12% Senior Secured Original Issue Discount Convertible Debenture, and 4,063,420 shares that may be issued upon the exercise of warrants, in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our common stock, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders are making an offer to sell our common stock in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Company,” “we,” “us” and “our” to refer to AzurRx BioPharma, Inc., a Delaware corporation.

-i-

PROSPECTUS SUMMARY

The following summary highlights information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and other documents incorporated by reference in this prospectus, as well as the information under the caption “Risk Factors” herein and under similar headings in the other documents that are incorporated by reference into this prospectus.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “AzurRx,” “Company,” “we,” “us,” “our,” or similar references mean AzurRx BioPharma, Inc. and its subsidiaries on a consolidated basis. References to “AzurRx BioPharma” refer to AzurRx BioPharma, Inc. on an unconsolidated basis. References to “AzurRx SAS” refer to AzurRx BioPharma SAS, AzurRx BioPharma’s wholly-owned subsidiary through which we conduct our European operations.

Overview

We are engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. Non-systemic biologics are non-absorbable drugs that act locally without reaching the systemic circulation, i.e. the intestinal lumen, skin or mucosa.  Our current product pipeline consists of two therapeutic proteins under development:

●
MS1819 - an autologous (from the same organism) yeast recombinant lipase for exocrine pancreatic insufficiency (“EPI”) associated with chronic pancreatitis (“CP”) and cystic fibrosis (“CF”). A recombinant lipase is an enzyme that breaks up fat molecules, which is created from new combinations of genetic material in yeast.

●
AZX1101 - a recombinant b-lactamase combination of bacterial origin for the prevention of hospital-acquired infections by resistant bacterial strains induced by parenteral administration of b-lactam antibiotics, as well as prevention of antibiotic-associated diarrhea (“AAD”). A recombinant b-lactamase is an enzyme that breaks up molecules with a beta-lactam ring as is often seen in antibiotics, which is created from new combinations of genetic material in yeast.

Recent Developments

Lincoln Park Financing. On April 11, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which LPC was issued a 12% Senior Secured Original Issue Discount Convertible Debenture in the principal amount of $1,000,000 with an original issue discount of $120,000 (the “Debenture”). The principal and original issue discount of $1,120,000 due under the terms of the Debenture are due on the earlier to occur of (i) November 10, 2017 or (ii) on the fifth business day following the receipt by the Company or our wholly-owned subsidiary, AzurRx Europe SAS (“AES”), of certain tax credits that we are expected to receive prior to November 10, 2017 (the “Tax Credit”) (the “Maturity Date”). We have the option to extend the Maturity Date to July 11, 2018, conditioned on the receipt of the Tax Credit by the Company or AES prior to November 10, 2017 (“Extension Option”).

The principal amount of the Debenture is convertible into shares of the our common stock at LPC’s option, at a conversion price equal to $3.872 (“Conversion Price”). Provided certain conditions are satisfied, we may, at our option, force conversion of the Debentures for an amount equal to 100% of the principal and original issue discount of the Debenture.

In connection with the issuance of the Debenture, we issued to LPC warrants giving LPC the right to purchase 164,256 shares of the our common stock at an exercise price of $4.2592 per share (the “LPC Warrants”). In the event we exercise our Extension Option, we are obligated to issue additional LPC Warrants to LPC to purchase 164,256 shares of the Company’s common stock; provided that the exercise price of such additional LPC Warrants shall be equal to 110% of the average closing price of the Company’s Common Stock for the ten consecutive trading days prior to the date of issuance. All LPC Warrants will terminate five years after the date of issuance.

The obligations under the Debenture are guaranteed by AES, as well as a security agreement providing LPC with a secured interest in the Tax Credit.

We also entered into a Registration Rights Agreement granting LPC certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Debenture, and upon exercise of the LPC Warrants.

June 2017 Private Placement. Beginning on June 5, 2017, we entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain accredited investors, pursuant to which the Company issued an aggregate of 1,428,571 units for $3.50 per unit, with each unit consisting of one share of common stock, one Series A Warrant to purchase 0.25 shares of common stock at $4.00 per share exercisable immediately through December 31, 2017, and one Series A-1 Warrant to purchase 0.75 shares of common stock at $5.50 per share exercisable beginning six months from the date of issuance through June 5, 2022 (together, “Units”) (the "Private Placement"). On June 5, 2017, we issued Units resulting in the issuance of an aggregate of 1,428,571 shares of Common Stock, Series A Warrants to purchase up to 357,144 shares of Common Stock, and Series A-1 Warrants to purchase up to 1,071,431 shares of Common Stock, resulting in gross proceeds of $5.0 million.

Placement agent fees of $376,695 were paid to Alexander Capital L.P. (“Alexander Capital”), based on 9% of the aggregate principal amount of the Units issued to certain investors identified by Alexander Capital (“Alexander Investors”), which amount includes both an 8% success fee and a 1% expense fee, and Series A-1 Warrants to purchase 77,950 shares of common stock were issued to Alexander Capital (the “Placement Agent Warrants”), reflecting warrants for that number of shares of common stock equal to 7% of the aggregate number of shares of common stock purchased by Alexander Investors. The Placement Agent Warrants are exercisable beginning December 2, 2017 at a fixed price of $6.05 per share, through June 5, 2022.

We also entered into a Registration Rights Agreement granting each investor certain registration rights with respect to the shares of common stock issued in connection with the Private Placement, as well as the shares of common stock issuable upon exercise of the Series A Warrants and Series A-1 Warrants.

On June 20, 2017, the investors executed an amendment to the Purchase Agreements authorizing the issuance of up to $400,000 in additional Units, and on July 5, 2017, the Company issued additional Units resulting in gross proceeds of $400,000 (“Subsequent Closing”). Placement agent fees of $25,920 were paid to Alexander Capital, as well as additional Placement Agent Warrants to purchase 5,760 shares of common stock. In connection with the Subsequent Closing, we issued an additional 114,287 shares of common stock, Series A and A-1 Warrants to purchase 28,570 and 85,713 shares, respectively.

The Offering

Common stock offered by the selling stockholders	Up to 5,895,535 shares

Common stock outstanding	11,232,446 shares (1)

Use of proceeds
The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholders. However, we may receive up to approximately $21.75 million in proceeds from the exercise of common stock purchase warrants described below. Proceeds that we receive under these warrants will be used to advance our research and development activities and for working capital and general corporate purposes.

NASDAQ Capital Market Symbol	AZRX

Risk Factors
Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 4 for a discussion of factors to consider before deciding to invest in shares of our common stock.

(1)
The number of shares of our common stock outstanding is based on an aggregate of 11,232,446 sharesoutstanding as of July 19, 2017 and excludes:

●
4,063,420 shares of common stock issuable upon the exercise of common stock purchase warrants issued in connection with the private placement transaction described below

●
190,000 shares of common stock issuable upon the exercise of options outstanding as of July 19, 2017 at a weighted average exercise price of $4.48 per share;

●
933,245 shares of common stock reserved for future issuance under the Amended and Restated 2014 Omnibus Equity Incentive Plan as of July 19, 2017; and

●
289,257 shares of common stock issuable to LPC upon conversion of the Debenture.

Our Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx BioPharma SAS (formerly ProteaBio Europe SAS), a company incorporated in October 2008 under the laws of France that had been a wholly-owned subsidiary of Protea Biosciences, Inc., or Protea Sub, in turn a wholly-owned subsidiary of Protea Biosciences Group, Inc., a publicly-traded company.  Our principal executive offices are located at 760 Parkside Avenue, Downstate Biotechnology Incubator, Suite 304, Brooklyn, NY 11226. Our telephone number is 646-699-7855. We maintain a website at www.azurrx.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to purchase shares of our common stock, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●
the availability of capital to satisfy our working capital requirements;

●
the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●
our ability to continue operating as a going concern;

●
our plans to develop and commercialize our principal product candidates, consisting of MS1819 and AZX1101;

●
our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

●
regulatory developments in the U.S. and foreign countries;

●
the performance of our third-party contract manufacturer(s), contract research organization(s) and other third-party non-clinical and clinical development collaborators and regulatory service providers;

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our ability to obtain and maintain intellectual property protection for our core assets;

●
the size of the potential markets for our product candidates and our ability to serve those markets;

●
the rate and degree of market acceptance of our product candidates for any indication once approved;

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the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

●
the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators; and

●
other risks and uncertainties, including those listed in the “Risk Factors ” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.  We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section in this prospectus and the documents incorporated by reference herein, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF PRIVATE PLACEMENT TRANSACTIONS

Issuance of Lock-Up Warrants and Underwriter Warrants. On October 14, 2016, we completed an initial public offering (“IPO”) of 960,000 shares of common stock at a price of $5.50 per share and received gross proceeds of $5,280,000. Concurrent with the IPO, the Company issued certain securities, including (i) 717,540 warrants with a five-year life to certain original issuance discount (“OID”) noteholders in exchange for their agreement not to sell their shares for six months following the IPO with an exercise price equal to the IPO price (the “Lock-Up Warrants”), and (iii) the grant of 48,000 warrants with a five-year life to the underwriters at 120% of the IPO price (the “Underwriter Warrants”). Both the Lock-up Warrants and the Underwriter Warrants provide the holders thereof with certain piggyback registration rights for the shares of common stock issuable upon exercise of the warrants.

Issuance of OID Warrants. Commencing on October 10, 2014, through a series of transactions, we issued original issue discounted convertible notes to several investors at 85% of the principal amount of the notes. The notes did not otherwise bear interest. The notes were voluntarily convertible into shares of the Company’s common stock at the principal amount divided by the conversion price, which was the lesser of $6.45 per share or the per share price of the common stock representing the pre-money valuation immediately prior to any shares sold in the IPO, multiplied by 80% (the “Convertible Shares”).

Additionally, separate warrants to purchase shares of common stock equal to 50% of the number of Convertible Shares at the lesser of $7.37 per share or at a 20% discount to our pre-money IPO valuation were issued in conjunction with these notes. These warrants are exercisable for five years beginning six months after the issue date, and grant to the holders thereof certain registration rights (the “OID Warrants”).

These notes had nine-month terms with principal and interest due starting July 10, 2015. The holders of these notes could have demanded payment in cash before the maturity date within thirty (30) trading days of out IPO. However, the terms of these notes were revised on March 31, 2016 as per below.

On March 31, 2016, the holders of all but $300,000 in principal of the above notes signed exchange agreements nullifying the default provisions and rolling the principal amount into new original issue discounted convertible notes at 92% of the principal amount of the notes due on November 4, 2016, modifying the conversion price to $4.65 per share, and modifying the strike price of the OID Warrants down to $5.58 per share. The notes were voluntarily convertible into that number of shares of common stock as is equal to the aggregate principal amount of the notes plus any accrued but unpaid interest divided by $4.65.

Under the mandatory conversion feature, the aggregate principal amounts of the notes plus any accrued but unpaid interest automatically converted into that number of shares of common stock equal to the aggregate principal amount of the notes plus any accrued but unpaid interest multiplied by 1.25 divided by $4.65 per share. On the date of the IPO, these notes converted into 2,642,160 shares of common stock.

Lincoln Park Financing. As previously discussed above, under the heading “Recent Developments”, on April 11, 2017, we entered into a Purchase Agreement with LPC, pursuant to which LPC was issued a Debenture in the principal amount of $1,000,000 with an original issue discount of $120,000. The principal and original issue discount of $1,120,000 due under the terms of the Debenture are due on the earlier to occur of (i) November 10, 2017 or (ii) on the fifth business day following the receipt by the Company or AES of certain Tax Credits that we are expected to receive prior to November 10, 2017. The principal amount of the Debenture is convertible into shares of the our common stock at LPC’s option, at the Conversion Price of $3.872. Provided certain conditions are satisfied, we may, at our option, force conversion of the Debentures for an amount equal to 100% of the principal and original issue discount of the Debenture.

In connection with the issuance of the Debenture, we issued to LPC Warrants to purchase 164,256 shares of the our common stock at an exercise price of $4.2592 per share. In the event we exercise our Extension Option, we are obligated to issue additional LPC Warrants to LPC to purchase 164,256 shares of the Company’s common stock; provided that the exercise price of such additional LPC Warrants shall be equal to 110% of the average closing price of the Company’s Common Stock for the ten consecutive trading days prior to the date of issuance. All LPC Warrants will terminate five years after the date of issuance.

The obligations under the Debenture are guaranteed by AES, as well as a security agreement providing LPC with a secured interest in the Tax Credit.

We also entered into a Registration Rights Agreement granting LPC certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Debenture, and upon exercise of the LPC Warrants

June 2017 Private Placement. Beginning on June 5, 2017, we entered into Purchase Agreements with certain accredited investors, pursuant to which we issued an aggregate of 1,428,571 units for $3.50 per Unit, with each unit consisting of one share of common stock, one Series A Warrant to purchase 0.25 shares of common stock at $4.00 per share exercisable immediately through December 31, 2017, and one Series A-1 Warrant to purchase 0.75 shares of common stock at $5.50 per share exercisable beginning six months from the date of issuance through June 5, 2022. On June 20, 2017, the investors executed an amendment to the Purchase Agreements authorizing the issuance of up to $400,000 in additional Units, and on July 5, 2017, the Company issued additional Units resulting in gross proceeds of $400,000. At final closing of the Private Placement on July 5, 2017, we had issued Units resulting in the issuance of an aggregate of 1,542,858 shares of Common Stock, Series A Warrants to purchase up to 385,714 shares of Common Stock, and Series A-1 Warrants to purchase up to 1,157,144 shares of Common Stock, resulting in gross proceeds of $5.4 million.

Placement agent fees of $376,695 were paid to Alexander Capital L.P. (“Alexander Capital”), based on 9% of the aggregate principal amount of the Units issued to certain investors identified by Alexander Capital (“Alexander Investors”), which amount includes both an 8% success fee and a 1% expense fee, and Placement Agent Warrants to purchase 83,710 shares of common stock were issued to Alexander Capital, reflecting warrants for that number of shares of common stock equal to 7% of the aggregate number of shares of common stock purchased by Alexander Investors. The Placement Agent Warrants are exercisable beginning December 2, 2017 at a fixed price of $6.05 per share, through June 5, 2022.

We also entered into a Registration Rights Agreement granting each investor certain registration rights with respect to the shares of common stock issued in connection with the Private Placement, as well as the shares of common stock issuable upon exercise of the Series A Warrants and Series A-1 Warrants.

Warrants Issued to Consultants and for Other Services. Between September 2016 and May 2017, we issued warrants to certain consultants and service providers to purchase an aggregate total of up to 250,000 shares of our common stock (the “Service Warrants”). The Service Warrants have terms substantially similar to the Lock-Up Warrants, including providing the holders thereof with certain registration rights, and have an average exercise price of $5.18 per share.

USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of our common stock in this offering. A portion of the shares covered by this prospectus may be issued upon exercise of the LPC Warrants, the Series A Warrants, Series A-1 Warrants, OID Warrants, and Lock-Up Warrants (collectively, the “Purchaser Warrants”) and/or the Placement Agent Warrants and Underwriter Warrants.  Upon any exercise of Purchaser Warrants, the Placement Agent Warrants or the Underwriter Warrants, the selling stockholders will pay us the applicable exercise price, and any such proceeds would be used primarily for working capital and general corporate purposes.  We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or agent’s commissions.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus, which includes (i) 1,542,858 shares of common stock issued in the Private Placement, (ii) 385,714 shares of common stock issuable upon exercise of Series A Warrants, (iii) 1,157,144 shares of common stock issuable upon exercise of Series A-1 Warrants, (iv) 289,257 shares of common stock issuable upon conversion of the Debentures, (v) 164,256 shares of common stock issuable upon exercise of warrants currently held by LPC, (vi) 164,256 shares of common stock issuable upon exercise of warrants currently held in escrow on behalf of LPC, to be issued in the event those events described above, under the heading “Lincoln Park Financing” occur, (vii) 83,710 shares of common stock issuable upon exercise of Placement Agent Warrants, (viii) 1,092,800 shares of common stock issuable upon exercise of the OID Warrants, (ix) 717,540 shares of common stock issuable upon exercise of the Lock-Up Warrants, (x) 48,000 shares of common stock issuable upon exercise of the Underwriter Warrants, (xi) 250,000 shares of common stock issuable upon exercise of the Service Warrants, (xii) 289,257 shares of common stock issuable upon conversion of the Debenture. When we refer to the “selling stockholders” in this prospectus, we mean the persons and entities listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholders for whom we are registering shares for sale to the public, the number of shares of common stock beneficially owned by the selling stockholders prior to this offering, the total number of shares of common stock that the selling stockholder may offer pursuant to this prospectus and the number of shares of common stock that the selling stockholders will beneficially own after this offering. Except as noted below, the selling stockholders do not have, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates and the selling stockholders are not or were not affiliated with registered broker-dealers.

Based on the information provided to us by the selling stockholders, assuming that the selling stockholders sell all of the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares, as reflected in the column entitled “Beneficial Ownership After This Offering.” We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

	Shares	Maximum Number of Shares Being Offered Pursuant to this Prospectus				Shares
	Beneficially Owned		Warrants	Warrants Exercisable	Debenture	Beneficially Owned After
Name of Selling	Prior to	Common	Currently	on a Later	Conversion	Offering (1)
Securityholder	Offering	Stock	Exercisable	Date	Shares	Number		Percent*
2010 Jennings Family Revocable Trust	-	-	23,315	-	-	-		-
ADEC Private Equity Investments, LLC	-	-	699,461	-	-	-	(2)	-
Alexander Capital, LP	-	-	50,000	83,710	-	-	(3)	-
Amory Ross	-	78,571	19,643	58,929	-	-		-
Andrea Ross	-	28,573	7,143	21,430	-	-		-
Andrew Sanford	-	8,000	2,000	6,000	-	-		-
Brian Herman	-	-	10,600	-	-	-	(4)	-
Brian Thebault	-	85,714	21,429	64,286	-	-		-
Bruce Conway	-	185,000	82,809	138,750	-	-		-
Bryan McShaine	-	-	46,631	-	-	-		-
BTR Partners	-	142,857	35,714	107,143	-	-	(5)	-
Catherine and Raymond Marzulli	-	-	10,944	-	-	-		-
CEDA Investments, LLC	-	28,572	7,143	21,429	-	-	(2)	-
Charlotte Ross	-	28,572	7,143	21,429	-	-		-
Christopher Laffey	-	5,569	1,392	4,177	-	-	(6)	-
Cross River Partners LP	-	71,429	17,857	53,571	-	-	(7)	-
Dana Ross	-	28,572	7,143	21,429	-	-		-
Daniel and Agatha Tis	-	-	19,869	-	-	-		-
Daniel and Beth Erlanger	-	-	32,832	-	-	-		-
Daniel Erlanger	-	-	37,114	-	-	-		-
David Graham	-	14,286	3,571	10,714	-	-		-
David Ide	-	-	46,631	-	-	-		-
David Miedzygorski	-	-	2,332	-	-	-		-
Davis Family Trust	-	-	138,560	-	-	-	(8)	-
Deborah L. Millar Revocable Trust	-	-	29,145	-	-	-	(9)	-
Doug Aguililla	-	-	4,000	-	-	-	(10)	-
EBR Ventures, LLC	500,000	100,000	25,000	75,000	-	500,000	(2)
Edward Borkowski	-	-	53,530	-	-	-		-
Edward Borkowski and Nancy McCormick	-	-	16,416	-	-	-		-
Edwin W. Laffey	-	3,000	750	2,250	-	-		-
Eugene Markowitz	-	-	14,902	-	-	-		-
Fred Tedori	-	-	27,907	-	-	-		-
Gene Humphreys	-	-	3,498	-	-	-		-
Glenn Harnish	-	7,000	1,750	5,250	-	-		-
Greg and Catherine Salkind	-	-	94,378	-	-	-		-
Greg and Madeline Sheldon	-	-	16,416	-	-	-		-
Greg Sheldon	-	-	18,557	-	-	-		-
Hammermeister Revocable Familty Trust	-	-	34,973	-	-	-	(11)	-
Hans Tommy Wilhelmsen	-	-	4,664	-	-	-		-
Harbor Watch Partners, LP	-	92,857	23,214	69,643	-	-	(12)	-
Ike McEntire	-	-	11,657	-	-	-		-
Invictus Resources	-	-	150,000	-	-	-	(13)	-
JABCO LP	-	57,143	35,878	42,857	-	-	(14)	-
Jason Adelman	-	-	32,237	-	-	-		-
Joseph Arvay	-	14,286	3,571	10,714	-	-		-
Joseph Kerrissey	-	7,143	1,786	5,357	-	-		-
Joseph M. Ahearn	-	-	23,315	-	-	-		-
Joseph M. and Pamela Longo	-	28,571	7,143	21,429	-	-		-
Kathryn M. Parsons Revocable Trust	-	28,571	17,078	21,429	-	-	(15)	-
KC Scott Family Limited Partnership	-	25,000	6,250	18,750	-	-	(16)	-
Lee Becker	-	18,571	4,643	13,929	-	-		-
Lincoln Park Capital Fund, LLC	-	-	164,256	164,256	289,257	-	(17)	-
Lucy Shurtleff	-	11,429	14,514	8,571	-	-		-
Mario Wagner Okuno	-	-	6,994	-	-	-		-
Mark and Phyllis Waxman	-	-	19,869	-	-	-		-
Michael Slobodow	-	-	5,829	-	-	-		-
Molly Hsu	-	-	79,477	-	-	-		-
Netgain Financial	-	-	50,000	-	-	-	(18)	-
Network 1 Financial Services, Inc.	-	-	10,131	-	-	-	(19)	-
Olivia Lutz Trust 2014	-	57,143	14,286	42,857	-	-	(20)	-
Peter Cella	-	-	11,657	-	-	-		-
PRK Partners, LP	-	100,000	25,000	75,000	-	-	(21)	-
Renee Markowitz	-	-	24,836	-	-	-		-
Russell W. Rice	-	-	5,829	-	-	-		-
S. Clarke Moody	-	57,143	54,024	42,857	-	-		-
Shane Cobb	-	-	6,136	-	-	-		-
Steven Montal	-	-	32,659	-	-	-		-
The Burke E Ross Jr. GST Investment Trust 2014	-	215,000	53,750	161,250	-	-	(2)	-
Trident Partners, LTD.	-	-	804	-	-	-	(22)	-
ViewTrade Securities, Inc.	-	-	3,650	-	-	-	(23)	-
WallachBeth Capital, LLC	-	-	18,815	-	-	-	(24)	-
William Curtis	-	14,286	3,571	10,714	-	-		-
William S. Goodman	-	-	58,289	-	-	-		-

*
Beneficial ownership assumes the exercise of any warrant shares held by the Selling Stockholder.
**
Less than 1%.

(1)
Information concerning other Selling Stockholders will be set forth in one or more amendments to the registration statement, of which this prospectus forms a poasrt, and/or prospectus supplements from time to time, as required.

(2)
As manager of each of CEDA Investments, LLC, The Burke E. Ross Jr. GST Investment Trust 2014, EBR Ventures, LLC, and ADEC Private Equity Investments, Edmond Burke Ross, Jr. holds sole voting and dispositive power over the shares held by each entity. 28,572 shares of common stock and warrants to purchase 28,572 shares of common stock are held by CEDA Investments, LLC, 215,000 shares of common stock and warrants to purchase 215,000 shares of common stock are held by The Burke E Ross Jr. GST Investment Trust 2014, 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock are held by EBR Ventures, LLC, and warrants to purchase 699,461 shares of common stock are held by ADEC Private Equity Investments.

(3)
As Managing Director of Alexander Capital, LP (“Alexander Capital”), Jonathan Gazdak holds voting and dispositive power over the shares held by such entity. Alexander Capital is a broker-dealer and has advised the Company that the securities were received solely as an investment and not with a view to or for resale or distribution.

(4)
Mr. Herman has advised the Company that he is affiliated with ViewTrade Securities (defined below), a broker-dealer, and that the securities were received solely as an investment and not with a view to or for resale or distribution.

(5)
As General Partner of BTR Partners, Ben Ross holds sole voting and dispositive power over the shares held by such entity.

(6)
Mr. Laffey has advised the Company that he is affiliated with Alexander Capital, a broker-dealer, and that the securities were received solely as an investment and not with a view to or for resale or distribution.

(7)
The reported securities are directly owned by Cross River Partners LP (the "Partnership"), a limited partnership whose general partner is Cross River Capital Management LLC (the "General Partner"), and may be deemed indirectly beneficially owned by the General Partner and by Cross River Management LLC, as the investment manager of the Partnership (the "Investment Manager"). The reported securities may also be deemed indirectly beneficially owned by Richard Murphy, as Managing Member of both the General Partner and the Investment Manager.

(8)
As Trustee of Davis Family Trust, Gary B. Davis holds sole voting and dispositive power over the shares held by such entity.

(9)
As Trustee of Deborah L. Millar Revocable Trust, Deborah L. Millar holds sole voting and dispositive power over the shares held by such entity.

(10)
Mr. Aguililla has advised the Company that he is affiliated with ViewTrade Securities (defined below), a broker-dealer, and that the securities were received solely as an investment and not with a view to or for resale or distribution.

(11)
As Trustee of Hammermeister Revocable Family Trust, James Hammermeister holds sole voting and dispositive power over the shares held by such entity.

(12)
As General Partner of Harbor Watch Partners, LP, Amory Ross holds sole voting and dispositive power over the shares held by such entity.

(13)
As [________] of Invictus Resources, [________] holds sole voting and dispositive power over the shares held by such entity.

(14)
As General Partner of JABCO LP, J. Geddes Parsons holds sole voting and dispositive power over the shares held by such entity.

(15)
As Trustee of Kathryn M. Parsons Rev. Trust, Kathryn M. Parsons holds sole voting and dispositive power over the shares held by such entity.

(16)
As Partner of the KC Scott Family Limited Partnership, Shane A. Scott holds sole voting and dispositive power over the shares held by such entity.

(17)
Josh Scheinfeld and Jonathan Cope, the principals of Lincoln Park, may be deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park subject to a 4.99% ownership blocker contained within certain securities held by Lincoln Park. Messrs. Scheinfeld and Cope have shared voting and dispositive power over the shares being offered.

(18)
As [________] of Netgain Financial, [________] holds sole voting and dispositive power over the shares held by such entity.

(19)
As [________] of Network 1 Financial Securities, Inc. ("Network 1"), [___________] holds voting and dispositive power over the shares held by such entity. Network 1 is a broker-dealer and has advised the Company that the securities were received solely as an investment and not with a view to or for resale or distribution.

(20)
As full Trustee of the Olivia Lutz Trust 2014, Peter C. Lacaillade holds sole voting and dispositive power over the shares held by such entity. The principal business address of the Olivia Lutz Insurance Trust 2014 is c/o ADEC Private Equity Investments LLC, 172 S. Ocean Blvd., Palm Beach, FL 33480.

(21)
As a principal of PRK Partners, LP, Parthenia Ross Kiersted holds sole voting and dispositive power over the shares held by such entity

(22)
As [________] of Trident Partners, LTD (“Trident Partners”), [___________] holds voting and dispositive power over the shares held by such entity. Trident Partners is a broker-dealer and has advised the Company that the securities were received solely as an investment and not with a view to or for resale or distribution.

(23)
As [________] of ViewTrade Securities, Inc. (“ViewTrade Securities”), [___________] holds voting and dispositive power over the shares held by such entity. ViewTrade Securities is a broker-dealer and has advised the Company that the securities were received solely as an investment and not with a view to or for resale or distribution.

(24)
As [________] of WallachBeth Capital, LLC (“WallachBeth”), [___________] holds voting and dispositive power over the shares held by such entity. WallachBeth is a broker-dealer and has advised the Company that the securities were received solely as an investment and not with a view to or for resale or distribution.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●
an exchange distribution in accordance with the rules of the applicable exchange;
●
privately negotiated transactions;
●
settlement of short sales;
●
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●
a combination of any such methods of sale; or
●
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

Mazars USA LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Mazars USA LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at 760 Parkside Avenue, Downtown Biotechnology Incubator, Suite 304, Brooklyn, New York 11226 or telephoning us at (646) 699-7855. We also maintain a website at www.azurrx.com, at which you may access these materials free of charge after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus form a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●
our Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017;

●
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed on May 15, 2017;

●
our Current Report on Form 8-K, filed on March 9, 2017;

●
our Current Report on Form 8-K, filed on April 12, 2017;

●
our Current Report on Form 8-K, filed on June 9, 2017; and

●
the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, including any amendment or reports filed for the purposes of updating this description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to 760 Parkside Avenue, Downtown Biotechnology Incubator, Suite 304, Brooklyn, New York 11226 or telephoning us at (646) 699-7855.

You also may access these filings on our website at www.azurrx.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

5,895,535 Shares

Common Stock

PROSPECTUS

[______________], 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2,234
Accounting fees and expenses	$15,000
Legal fees and expenses	$30,000
Miscellaneous	$5,000
Total	$52,234

Item 14. Indemnification of Directors and Officers.

Amended and Restated Bylaws

Pursuant to our bylaws, our directors and officers will be indemnified to the fullest extent allowed under the laws of the State of Delaware for their actions in their capacity as our directors and officers.

We must indemnify any person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees) (“Expenses”) actually and reasonably incurred by him in connection with such Proceeding if: (a) he conducted himself in good faith, and: (i) in the case of conduct in his own official capacity with us, he reasonably believed his conduct to be in our best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to our best interests; and (b) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

We must indemnify any person made a party to any Proceeding by or in the right of us, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and: (a) in the case of conduct in his official capacity with us, he reasonably believed his conduct to be in our best interests; or (b) in all other cases, he reasonably believed his conduct to be at least not opposed to our best interests; provided that no such indemnification may be made in respect of any proceeding in which such person shall have been adjudged to be liable to us.

No indemnification will be made by unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by us in advance of the final disposition of such Proceeding in certain cases.

We have the power to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, or agent or is or was serving at our request as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the amended and restated bylaws.

Delaware Law

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●
transaction from which the director derives an improper personal benefit;
●
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●
unlawful payment of dividends or redemption of shares; or
●
breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Indemnification Agreements

As permitted by the Delaware General Corporation Law, we have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We have an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act and are not otherwise described in the accompanying prospectus:

Between January 30, 2014 and September 2015, we sold 100 shares of Series A Convertible Preferred Stock and 3,584,321 shares of common stock.

Commencing on July 22, 2014, the Company, through a series of transactions with various investors, raised $896,000 through the issuance and sale of its promissory notes.

Commencing on October 10, 2014, the Company, through a series of transactions with various investors, raised $9,162,526 through the issuance and sale of its original issue discounted convertible notes and warrants to purchase an aggregate of 2,128,683 shares of common stock.

In July 2016, the Company issued an aggregate of 105,000 shares of restricted stock to the Company’s non-executive members of its board of directors.

These securities were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, in reliance on the recipient’s status as an “accredited investor” as defined in Rule 501(a) of Regulation D, except for the restricted stock grants which were issued pursuant to Rule 701 or Rule 506.

Item 16. Exhibits and Financial Statement Schedules.

(a)
The following exhibits are filed as part of this Registration Statement:

1.1
Form of Underwriting Agreement (Incorporated by reference from Exhibit 1.1 to Amendment No. 6 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on October 5, 2016)

3.1
Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference from Exhibit 3.1 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on July 13, 2016)

3.2
Amended and Restated Bylaws of the Registrant (Incorporated by reference from Exhibit 3.2 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on July 13, 2016)

4.1
Form of Common Stock Certificate (Incorporated by reference from Exhibit 4.1 to Amendment No. 1 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on July 29, 2016)

4.2	Form of Investor Warrant (Incorporated by reference from Exhibit 4.2 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on July 13, 2016)

4.3
Form of Underwriter Warrant (Incorporated by reference from Exhibit 4.3 to Amendment No. 2 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on August 5, 2016)

5.1	Opinion of Disclosure Law Group, a Professional Corporation, regarding legality*

10.1
Stock Purchase Agreement dated May 21, 2014 between the Registrant, Protea Biosciences Group, Inc. and its wholly-owned subsidiary, Protea Biosciences, Inc. (Incorporated by reference from Exhibit 10.1 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on July 13, 2016)

10.2
Amended and Restated Joint Research and Development Agreement dated January 1, 2014 between the Registrant and Mayoly (Incorporated by reference from Exhibit 10.2 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on July 13, 2016)

10.3
Amended and Restated AzurRx BioPharma, Inc. 2014 Omnibus Equity Incentive Plan (Incorporated by reference from Exhibit 10.3 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on July 13, 2016)

10.4
Employment Agreement between the Registrant and Mr. Spoor (Incorporated by reference from Exhibit 10.4 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on July 13, 2016)

10.5
Securities Purchase Agreement, dated April 11, 2017 (Incorporated by reference from Exhibit 10.1 to the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 12, 2017)

10.6
12% Senior Secured Original Issue Discount Convertible Debenture (Incorporated by reference from Exhibit 10.2 to the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 12, 2017)

10.7	Warrant, dated April 11, 2017 (Incorporated by reference from Exhibit 10.3 to the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 12, 2017)

10.8
Registration Rights Agreement, dated April 11, 2017 (Incorporated by reference from Exhibit 10.4 to the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 12, 2017)

10.9
Form of Securitas Purchase Agreement, dated June 5, 2017 (Incorporated by reference from Exhibit 10.1 to the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on June 9, 2017)

10.10
Form of Registration Rights Agreement, dated June 5, 2017 (Incorporated by reference from Exhibit 10.2 to the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on June 9, 2017)

10.11
Form of Series A Warrant, dated June 5, 2017 (Incorporated by reference from Exhibit 10.3 to the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on June 9, 2017)

10.12
Form of Series A-1 Warrant, dated June 5, 2017 (Incorporated by reference from Exhibit 10.4 to the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on June 9, 2017)

14.1
Code of Ethics of AzurRx BioPharma, Inc. Applicable To Directors, Officers And Employees (Incorporated by reference from Exhibit 14.1 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on July 13, 2016)

21.1	Subsidiaries of the Registrant (Incorporated by reference from Exhibit 21.1 to the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on July 13, 2016)

23.1	Consent of Mazars USA LLP, independent registered public accounting firm

23.2	Consent of Disclosure Law Group, a Professional Corporation (to be included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

* To be filed by amendment.

Item 17. Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons of the Registrant pursuant to our Articles of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, New York, on July 20, 2017.

AZURRX BIOPHARMA, INC.
By: /s/ Johan M. (Thijs) Spoor Name: Johan M. (Thijs) Spoor Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Johan M. (Thijs) Spoor, and his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Johan M. (Thijs) Spoor	President, Chief Executive Officer and Director	July 20, 2017
Johan M. (Thijs) Spoor	(principal executive officer and principal financial and accounting officer)

/s/ Edward J. Borkowski	Chairman of the Board of Directors	July 20, 2017
Edward J. Borkowski

/s/ Alastair Riddell	Director	July 20, 2017
Alastair Riddell

/s/ Maged Shenouda	Director	July 20, 2017
Maged Shenouda

/s/ Charles Casamento	Director	July 20, 2017
Charles Casamento